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                                                                   Exhibit 10.35

                                AP HOLDINGS, INC.
                               545 Steamboat Road
                          Greenwich, Connecticut 06830

                                                                January 11, 2002

APCOA/Standard Parking, Inc.
900 North Michigan Avenue
Suite 1600
Chicago, Illinois 60611

Gentlemen:

        This letter confirms the engagement of AP Holdings, Inc. ("AP Holdings") by APCOA/Standard Parking, Inc. (the "Company" or "ASP") to render certain advisory services (the "Services") to the Company, including in connection with the restructuring of the direct and indirect parents of the Company and in connection with the restructuring (the "Restructuring") of the Company and its subsidiary ASP, as described in ASP's Offering Circular and Consent Solicitation, dated November 20, 2001, as amended and supplemented (the "Amended Offering Circular"). The capitalized terms used herein shall have the same meaning ascribed to such terms in the Offering Circular, unless otherwise provided.

        In consideration for the Services, the Company will pay to AP Holdings, at the closing of the Restructuring, Three Million Dollars ($3,000,000) (the "Restructure Fee").

        The terms and conditions of this letter and the Company's obligations to make any other payments to AP Holdings as hereinafter described, in addition to the Restructure Fee, is expressly conditioned upon the Company's compliance with the terms of the covenants contained in, (a) the new $40 million senior credit facility with LaSalle Bank National Association and various financial institutions, and (b) the separate indentures governing (i) the 14% Senior Subordinated Second Lien Notes, and (ii) the 9 1/4 % Senior Subordinated Notes, including, but not limited to any restrictions on transactions with affiliates contained therein.

        Subject to the foregoing paragraph, in addition to the fees payable to AP Holdings pursuant to the foregoing, the Company agrees, from time to time upon request, to reimburse AP Holdings for all reasonable out-of-pocket expenses and disbursements incurred in connection with this retention, including without limitation, the reasonable fees and disbursements of its legal counsel. Such expenses and disbursements shall be itemized on invoices and shall be submitted by AP Holdings to the Company.

        The Company will furnish AP Holdings with such information as AP Holdings believes appropriate to its engagement (all such information so furnished, being the "Information"). The Company recognizes and confirms that AP Holdings (a) will use and rely primarily upon the Information and upon information available from generally recognized public sources in performing the services contemplated by this letter agreement without independent verification, appraisal or evaluation thereof (b) does not assume responsibility for the accuracy or completeness of the Information and such other information; (c) will not make an appraisal of any assets of the Company; and (d) with respect to any financial forecasts that may be furnished to or discussed with AP Holdings by the Company, will assume that they have been reasonably prepared and reflect the best then-currently available estimates and judgment of the Company's management.

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        The Company agrees to indemnify AP Holdings and its affiliates and their respective directors, officers, employees, agents, consultants, advisors and controlling persons (AP Holdings and each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal, state or foreign law, or otherwise, and related to or arising out of the engagement of AP Holdings pursuant to, and the performance by AP Holdings of the services contemplated by, this letter agreement and will reimburse any Indemnified Party for all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation or defense of, or preparation of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from AP Holdings' bad faith or gross negligence. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company, its security holders or creditors related to or arising out of the engagement of AP Holdings pursuant to, or the performance by AP Holdings of the services contemplated by, this letter agreement except to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted from AP Holdings' bad faith or gross negligence.

        If the indemnification of an Indemnified Party provided for in this letter agreement is for any reason held unenforceable, although otherwise applicable in accordance with its terms, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable (a) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and AP Holdings, on the other hand, of the services provided pursuant to this letter agreement or (b) if (but only if) the allocation provided for in clause (a) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) but also the relative fault of the Company, on the one hand, and AP Holdings, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and AP Holdings of the services provided pursuant to the terms of this letter agreement shall be deemed to be in the same proportion that the total value realized by the Company as a result of or in connection with such services bears to the fees paid or to be paid to AP Holdings under this letter agreement; PROVIDED, that to the extent permitted by applicable law, in no event shall the Indemnified Parties be required to contribute an aggregate amount in excess of the aggregate fees actually paid to AP Holdings under this letter agreement.

        The Company agrees that, without AP Holdings' prior written consent (which consent* shall not be unreasonably withheld, conditioned or delayed), it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could reasonably be expected to be sought under the indemnification provisions of this letter agreement (whether or not AP Holdings or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

        The Company acknowledges and agrees that AP Holdings has been retained to act solely as an advisor to the Company. In such capacity, AP Holdings shall act as an independent contractor, and any duties of AP Holdings arising out of its engagement pursuant to this letter agreement shall be owed solely

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to the Company.

        AP Holdings' engagement hereunder may be terminated either by the Company or AP Holdings at any time after six (6) months after the date hereof upon written notice to that effect to the other party, it being understood that the provisions relating to the payment of fees and expenses, indemnification, limitations on the liability of the Indemnified Parties, contribution, settlements, the status of AP Holdings as an independent contractor, the limitation on to whom AP Holdings shall owe any duties and waiver of the right to trial by jury will survive any such termination.

        In the event that an Indemnified Party is requested by the Company or legally required to appear as a witness in any action brought by or on behalf of or against the Company in which such Indemnified Party is not named as a defendant, the Company agrees to reimburse AP Holdings for all reasonable out-of-pocket expenses incurred by it in connection with such Indemnified Party's appearance and preparation to appear as such a witness, including without limitation, the reasonable fees and disbursements of its legal counsel. No waiver, amendment or other modification of this letter agreement shall be effective unless in writing and signed by each party to be bound thereby. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

        Each of AP Holdings and the Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its shareholders) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the engagement of AP Holdings pursuant to, or the performance by AP Holdings of the services contemplated by, this letter agreement.

        Please confirm that the foregoing correctly sets forth our agreement by signing and returning to AP Holdings the duplicate copy of this letter agreement enclosed herewith.

                            [Signature page follows.]

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                                         Very truly yours,

                                         AP HOLDINGS, INC.

                                         By:
                                            ------------------------------------
                                            John V. Holten
                                            Chairman and Chief Executive Officer

Accepted and Agreed as of the date
first above written

APCOA/STANDARD PARKING, INC.

By:
   --------------------------------
   G. Marc Baumann
   Executive Vice President and Chief Financial Officer